UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Chemtura Corporation on August 27, 2010.  This amendment is being filed solely for the purpose of refiling Exhibit 4.5 thereto.  No changes were made to the text of the filing.

Item 1.01 Entry Into a Material Definitive Agreement.

Issuance of Senior Notes due 2018

On August 27, 2010, Chemtura Corporation (“Chemtura” or the “Company”) completed its previously announced private placement offering of $455 million in aggregate principal amount of 7.875% senior notes due 2018 (the “Senior Notes”). The Senior Notes were offered and sold by Chemtura in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Chemtura issued the Senior Notes as part of its anticipated exit financing package pursuant to its Chapter 11 plan of reorganization (the “Plan”).

In connection with the issuance of the Senior Notes, the following agreements were entered into: (i) an escrow agreement dated as of August 27, 2010 (the “Notes Escrow Agreement”), among Chemtura, U.S. Bank National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”); (ii) an Indenture, dated as of August 27, 2010 (the “Indenture”), between the Company and the Trustee regarding the issuance of the Senior Notes; and (iii) a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of August 27, 2010 among Chemtura, Chemtura’s subsidiaries named therein (the “Future Guarantors”) and the several initial purchasers of the Senior Notes.

Notes Escrow Agreement

In accordance with certain conditions in the Indenture, the net proceeds of the Senior Notes offering were funded into a segregated escrow account, pursuant to the Notes Escrow Agreement, together with cash sufficient to fund the Special Mandatory Redemption (as defined below). Chemtura granted the Trustee, for the benefit of the holders of the Senior Notes, a continuing security interest in, and lien on, the funds deposited into escrow to secure the obligations under the Indenture and the Senior Notes. Upon satisfaction of the escrow conditions, including confirmation of the plan of reorganization, the funds deposited into escrow will be released to Chemtura (the “Escrow Release”). Following the Escrow Release, Chemtura intends to use the net proceeds to make payments contemplated under the Plan and to fund Chemtura’s emergence from Chapter 11.

The escrow conditions include, among others: the confirmation of a plan of reorganization and satisfaction of all conditions precedent to effectiveness of a plan of reorganization; certain other conditions precedent regarding Chemtura’s subsidiaries, assets and cash expenditures; the absence of any continuing default or event of default under the Indenture; the satisfaction of all other conditions precedent for the release of funds under Chemtura’s Term Loan (as defined below) and for closing the senior asset based revolving credit facility to be entered into as part of the exit financing package; and the execution of a guarantee by each of the Future Guarantors in accordance with the Indenture. The Indenture provides that if the escrow conditions are not satisfied by October 26, 2010 (subject to two 30-day extensions) (the “Escrow End Date”), the funds deposited into escrow will be used to redeem the Senior Notes (the “Special Mandatory Redemption”) at a price equal to the sum of 101% of the issue price of the Senior Notes plus accrued and unpaid interest including accrual of original issue discount up to, but excluding, the date of the Special Mandatory Redemption.

The foregoing summary of the Notes Escrow Agreement is qualified in its entirety by reference to the actual Notes Escrow Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Indenture

The Indenture, and the form of Senior Notes, which is attached as an exhibit to the Indenture, provides, among other things, that the Senior Notes will be senior unsecured obligations of Chemtura. Interest is payable on the Senior Notes on March 1 and September 1 of each year beginning on March 1, 2011 until their maturity date of September 1, 2018. The terms of the Indenture, among other things, limit, in certain circumstances, the ability of Chemtura to: incur, assume or guarantee additional indebtedness; issue redeemable stock and preferred stock; pay dividends or distributions or redeem or repurchase capital stock; prepay, redeem or repurchase certain debt; make loans and investments; incur liens; restrict dividends, loans or asset transfers from its subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; consolidate or merge with or into, or sell substantially all of its assets to, another person; enter into transactions with affiliates; and enter into new lines of business.

From and after the date of the Escrow Release, the Senior Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by the Future Guarantors. From and after August 27, 2010, if Chemtura or any of its Restricted Subsidiaries (as defined in the Indenture) acquires or creates another wholly-owned Domestic Subsidiary (as defined in the Indenture) which is not an Excluded Subsidiary (as defined in the Indenture) that guarantees certain debt of Chemtura or of a guarantor, such newly acquired or created subsidiary will also guarantee the Senior Notes.

The Indenture provides for customary events of default which become effective after the Escrow Release and include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; any guarantee of a significant subsidiary ceasing to be in full force and effect; a default by Chemtura or a Restricted Subsidiary (as defined in the Indenture) under any bonds, debentures, notes or other evidences of indebtedness of a certain amount, resulting in its acceleration; the rendering of judgments to pay certain amounts of money against Chemtura and its significant subsidiaries which remains outstanding for 60 days; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

At any time prior to September 1, 2014, Chemtura may redeem some or all of the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium and accrued and unpaid interest up to, but excluding, the redemption date. Chemtura may also redeem some or all of the Senior Notes on and after September 1, 2014, at a redemption price of 103.938% of the principal amount thereof if redeemed during the twelve-month period beginning on September 1, 2014, 101.969% of the principal amount thereof if redeemed during the twelve-month period beginning on September 1, 2015, and 100% of the principal amount thereof if redeemed on or after September 1, 2016, plus any accrued and unpaid interest, and any Additional Interest (as defined below), if any, to the redemption date. In addition, prior to September 1, 2013, Chemtura may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings. If Chemtura experiences certain changes of control specified in the Indenture, it must offer to purchase the Senior Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest (as defined below), if any, up to, but excluding, the redemption date. If Chemtura sells certain of its assets, it must offer to purchase the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest (as defined below), if any, up to, but excluding, the redemption date with the net cash proceeds from the asset sale.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, Chemtura and the Future Guarantors agreed to use commercially reasonable efforts (i) to file, as soon as reasonably practicable after the filing of Chemtura’s annual report on Form 10-K for the year ended December 31, 2010, an exchange offer registration statement with the SEC, (ii) to cause such exchange offer registration statement to become effective, (iii) to consummate a registered offer to exchange the Senior Notes for new exchange notes having terms substantially identical in all material respects to the Senior Notes (except that the new exchange notes will not contain terms with respect to Additional Interest or transfer restrictions) pursuant to such exchange offer registration statement on or prior to the date that is 365 days after the Escrow Release date and (iv) under certain circumstances, to file a shelf registration statement with respect to resales of the Senior Notes. If Chemtura does not consummate the exchange offer (or the shelf registration statement ceases to be effective or usable, if applicable) as provided in the Registration Rights Agreement, it will be required to pay additional interest with respect to the Senior Notes (“Additional Interest”), in an amount beginning at 0.25% per annum and increasing at 90-day intervals up to a maximum amount of 1.00%, until all registration defaults have been cured.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the actual Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Execution of New Senior Secured Term Loan Facility

On August 27, 2010, Chemtura entered into the Senior Secured Term Facility Credit Agreement (the “Term Loan Facility Agreement”), among Chemtura, Bank of America, N.A., as administrative agent (the “Administrative Agent”), the other agents party thereto and the Initial Lenders and other Lenders party thereto. Under the Term Loan Facility Agreement, the Lenders advanced loans in an aggregate principal amount of $295 million (the “Term Loan”), funded at 99% of such principal amount. Chemtura entered into the Term Loan Facility Agreement as part of its anticipated exit financing package pursuant to its Plan.

Term Loan Escrow Agreement

In accordance with the Term Loan Facility Agreement, the proceeds of the Term Loan were funded into a segregated escrow account (the “Escrow Account”), pursuant to the escrow agreement dated as of August 27, 2010 (the “Term Loan Escrow Agreement”), among Chemtura, the Administrative Agent and the Escrow Agent, together with a deposit by Chemtura of an additional amount sufficient to fund the interest expected to accrue on the Term Loan for the period from the August 27, 2010 to the Escrow End Date and the amount of the arrangers’ fees and expenses, to be held in the Escrow Account until the date that (i) certain escrow release conditions agreed upon are satisfied or (ii) a special mandatory prepayment is required. The escrow release conditions are set forth in the Term Loan Escrow Agreement and the Term Loan Facility Agreement. Escrow funds will be released to effect a special mandatory prepayment to the Lenders under the Term Loan Facility Agreement (in an amount equal to the sum of 100% of the principal amount of the Term Loan less the original issue discount with respect thereto plus accrued and unpaid interest on the outstanding principal amount of the Term Loan) if the escrow conditions are not satisfied by the Escrow End Date (which can be extended under the Term Loan Escrow Agreement on substantially the same terms as the Notes Escrow Agreement can be extended). Amounts remaining in the Escrow Account after making such special mandatory prepayment will be released to Chemtura.

The foregoing summary of the Term Loan Escrow Agreement is qualified in its entirety by reference to the actual Term Loan Escrow Agreement, which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Term Loan Facility Agreement

The Term Loan is a six year facility and bears interest at a rate per annum which, at Chemtura’s option, can be either: (a) a base rate (the highest of (i) Bank of America, N.A.’s “prime rate,” (ii) the Federal Funds Effective Rate plus  1/2 of 1% and (iii) the one-month LIBO Rate (but not less than 1.5% per annum) plus 1.00%) plus 3.0%; or (b) the current reserve adjusted LIBO Rate (but not less than 1.5% per annum) plus 4.0%. Chemtura’s obligations under the Term Loan Facility will be secured by a first priority lien on substantially all existing and future tangible and intangible assets of Chemtura and the other guarantors of the Term Loan not constituting collateral under the $275 million senior asset-based revolving credit facility to be entered into as part of the exit financing package (the “Senior Asset-Based Collateral”), including, among other things, equipment, real property and capital stock of certain direct subsidiaries of Chemtura and the other guarantors of the Term Loan, subject to certain exceptions to be set forth in the Term Loan Facility Agreement (the “Term Loan Collateral”), and a second priority lien on the Senior Asset-Based Collateral.

Mandatory prepayments of the Term Loan are be required in connection with (i) certain issuances or incurrence of indebtedness, (ii) certain sales or casualty events of assets on which the Term Loan has a first priority security interest, subject to certain exceptions, thresholds and reinvestment rights, and (iii) annual excess cash flow in percentages and for years set forth in the Term Loan Facility Agreement.

The Term Loan contains certain affirmative and negative covenants (applicable to Chemtura, the guarantors and their respective subsidiaries, including, without limitation, covenants requiring financial reporting and notices of certain events and covenants imposing limitations on incurrence of indebtedness and guaranties; liens; loans and investments; asset dispositions; dividends, redemptions, and repurchases of stock and prepayments, redemptions and repurchases of certain indebtedness; mergers, consolidations, acquisitions, joint ventures or creation of subsidiaries; material changes in business; transactions with affiliates; restrictions on distributions from subsidiaries and granting of negative pledges; changes in accounting and reporting; sale leasebacks; speculative transactions; and financial covenants limited to (i) maximum secured leverage ratio (the ratio of secured indebtedness for borrowed money (subject to specified exceptions) to EBITDA) and (ii) minimum interest coverage ratio, in each case as those terms are defined in the Term Loan Facility Agreement.

The Term Loan contains certain events of default (applicable to Chemtura, the guarantors and their respective subsidiaries), including nonpayment of principal, interest, fees or other amounts, violation of covenants, material inaccuracy of representations and warranties, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, a change in control, and actual or asserted invalidity of liens or guarantees or any collateral document, in certain cases subject to the threshold amounts and grace periods set forth in the Term Loan Facility Agreement.

The foregoing summary of the Term Loan Facility Agreement is qualified in its entirety by reference to the actual Term Loan Facility Agreement, which is attached hereto as Exhibit 4.5 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 27, 2010, Chemtura issued a press release announcing the issuance of the Senior Notes and the execution of the Term Loan Facility Agreement. A copy of the press release is attached hereto as Exhibit 99,1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1*	Escrow Agreement, dated as of August 27, 2010, among Chemtura Corporation, U.S. Bank National Association and Wells Fargo Bank, National Association.

4.2*	Indenture, dated as of August 27, 2010, among Chemtura Corporation and U.S. Bank National Association.

4.3*
Registration Rights Agreement, dated as of August 27, 2010 among Chemtura Corporation, the subsidiaries named therein and Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.

4.4*	Escrow Agreement, dated as of August 27, 2010, among Chemtura Corporation, Bank of America, N.A. and Wells Fargo Bank, National Association.

4.5
Senior Secured Term Facility Credit Agreement, dated as of August 27, 2010, among Chemtura Corporation, Bank of America, N.A., as Administrative Agent, the other agents party thereto and the Lenders party thereto.

99.1*	Press Release dated August 27, 2010.

*	Previously filed with the Current Report on Form 8-K filed by Chemtura Corporation on August 27, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:   May 16, 2011

Exhibit Number	Exhibit Description

4.1*	Escrow Agreement, dated as of August 27, 2010, among Chemtura Corporation, U.S. Bank National Association and Wells Fargo Bank, National Association.

4.2*	Indenture, dated as of August 27, 2010, among Chemtura Corporation and U.S. Bank National Association.

4.3*
Registration Rights Agreement, dated as of August 27, 2010 among Chemtura Corporation, the subsidiaries named therein and Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.

4.4*	Escrow Agreement, dated as of August 27, 2010, among Chemtura Corporation, Bank of America, N.A. and Wells Fargo Bank, National Association.

4.5
Senior Secured Term Facility Credit Agreement, dated as of August 27, 2010, among Chemtura Corporation, Bank of America, N.A., as Administrative Agent, the other agents party thereto and the Lenders party thereto.

99.1*	Press Release dated August 27, 2010.

*	Previously filed with the Current Report on Form 8-K filed by Chemtura Corporation on August 27, 2010.